                                    UNITED STATES

                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                      FORM 8-K/A

                          AMENDMENT TO APPLICATION OR REPORT

                         Pursuant to Section 13 or 15 (d) of
                         the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             November 4, 1996
                                                      ------------------------


                             NORTECH SYSTEMS INCORPORATED
-------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

Minnesota                              0-13257                   41-0681094
-------------------------------------------------------------------------------
(State or other jurisdiction      (Commission              (IRS Employer
            of incorporation)      File Number)           Identification #)


641 East Lake Street - Wayzata, MN                    55391
-------------------------------------------------------------------------------
(Address of executive offices)                (Zip Code)


Registrant's telephone number, including area code         (612) 473-4102
                                                      ------------------------


                             AMENDMENT NO. 1 TO FORM 8-K

The undersigned registrant hereby amends the following items, financial or other portions of its Current Report on Form 8-K dated November 4, 1996.


                                          A

Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements of Business Acquired

              Financial statements of Zercom as of December, 1995, and related statements of earnings and retained earnings and cash for the years then ended.

         (b)  Pro Forma Financial Information.

              (i) Proforma balance sheets (unaudited) for registrant and Zercom, for the 9-month period ended September 30, 1996;

              (ii) Proforma statements of income (unaudited) for the 9-month period ended September 30, 1996, and for the year ended December 31, 1995.



                                     SIGNATUARES

    Pursuant to the requirements of the Securities Exchange Commission of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, hereunto duly authorized.



                                       NORTECH SYSTEMS INCORPORATED

                                       By
                                         ----------------------------------
                                       Quentin E. Finkelson, President,
                                       Chairman and Chief Executive Officer


Dated _________, 1997


                                          B

                        NORTECH SYSTEMS INCORPORATED PRO FORMA

                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

8KA Amendment to Application or Report                                      A-B

Table of Contents                                                            C

Independent Auditor's Report - Zercom Corporation

  Title Page                                                                D-1

  Table of Contents                                                         D-2

  Auditor's Report & Financial Statements                                   1-14

Independent Auditor's Consent                                               A-1

Unaudited Pro Forma Condensed Financial Statements

  Pro Forma Introduction                                                    P-1

  Pro Forma Balance Sheet (Unaudited) for Period Ended Sept 30, 1996        P-2

  Pro Forma Statement of Income (Unaudited) for Period Ended Sept 30, 1996  P-3

  Pro Forma Balance Sheet (Unaudited) Work Sheet for Sept 30, 1996          P-4

  Pro Forma Statement of Income (Unaudited) Work Sheet for Sept 30, 1996    P-5

  Pro Forma Statement of Income (Audited) for Year Ended Dec 31, 1995       P-6

  Notes to the Pro Forma                                                    P-7


                                          C

                                  ZERCOM CORPORATION
                    (A SUBSIDIARY OF COMMUNICATION SYSTEMS, INC.)

                               FINANCIAL STATEMENTS AND

                             INDEPENDENT AUDITOR'S REPORT
                              DECEMBER 31, 1995 AND 1994

                                  TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----


Independent Auditor's Report                                                1


Balance Sheets
  December 31, 1995 and 1994                                              2 - 3


Statements of Operations and Retained Earnings
  For the Years Ended December 31, 1995 and 1994                            4


Statements of Cash Flows
  For the Years Ended December 31, 1995 and 1994                          5 - 6


Notes to Financial Statements                                             7 - 14

                             INDEPENDENT AUDITOR'S REPORT



Board of Directors
Zercom Corporation
(A Subsidiary of Communication Systems, Inc.)
Merrifield, Minnesota


We have audited the accompanying balance sheets of Zercom Corporation (a Subsidiary of Communication Systems, Inc.) ("CSI") as of December 31, 1995 and 1994, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the CSI's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Zercom Corporation (a Subsidiary of Communication Systems, Inc.) as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                              LARSON, ALLEN, WEISHAIR & CO., LLP



St. Cloud, Minnesota
December 17, 1996


                                         (1)

                                  ZERCOM CORPORATION
                    (A SUBSIDIARY OF COMMUNICATION SYSTEMS, INC.)
                                    BALANCE SHEETS
                              DECEMBER 31, 1995 AND 1994



                                                        1995           1994
                                                    ------------   ------------
                     ASSETS

CURRENT ASSETS
  Cash                                              $    494,919   $     83,706
  Accounts Receivable - Trade (Less Allowance for
   Doubtful Accounts of $56,700 - 1995;
   $74,200 - 1994)                                     1,860,747      2,488,824
  Inventories                                          4,054,429      4,861,363
  Prepaid Expenses                                        55,774         50,384
  Deferred Income Taxes                                  816,400        774,100
                                                    ------------   ------------
            Total Current Assets                    $  7,282,269   $  8,258,377
                                                    ------------   ------------


PROPERTY AND EQUIPMENT (At Cost)
  Furniture and Fixtures                            $    135,307   $    100,948
  Machinery and Equipment                              2,095,361      1,969,791
  Buildings and Improvements                           1,192,547        875,326
  Land and Improvements                                   81,460         78,460
                                                    ------------   ------------
            Total                                   $  3,504,675   $  3,024,525
  Less:  Accumulated Depreciation                      1,209,858        799,401
                                                    ------------   ------------
            Total Property and Equipment
            (At Depreciated Cost)                   $  2,294,817   $  2,225,124
                                                    ------------   ------------


OTHER ASSETS
  Account Receivable - ERT                          $    512,797   $          -
  Other Assets                                            59,000         79,000
                                                    ------------   ------------
            Total Other Assets                      $    571,797   $     79,000
                                                    ------------   ------------


            Total Assets                            $ 10,148,883   $ 10,562,501
                                                    ------------   ------------
                                                    ------------   ------------


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


                                         (2)

                                                        1995           1994
                                                    ------------   ------------
  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Current Maturities of Long-Term Debt              $     12,504   $     12,504
  Accounts Payable - Trade                               845,351      2,374,642
  Due to Parent Company                                7,961,002      7,075,344
  Accrued Expenses                                       420,816        597,859
                                                    ------------   ------------
            Total Current Liabilities               $  9,239,673   $ 10,060,349
                                                    ------------   ------------


LONG-TERM LIABILITIES
  Long-Term Debt (Net of Current Maturities
   Shown Above)                                     $     67,704   $     80,204
  Deferred Income Taxes                                  116,400         94,100
                                                    ------------   ------------
            Total Long-Term Liabilities             $    184,104   $    174,304
                                                    ------------   ------------

            Total Liabilities                       $  9,423,777   $ 10,234,653
                                                    ------------   ------------


STOCKHOLDERS' EQUITY
  Common Stock - $1 Par Value; 25,000 Shares
   Authorized; 10,000 Shares Issued and Outstanding $     10,000   $     10,000
  Contributed Capital                                     40,000         40,000
  Retained Earnings                                      675,106        277,848
                                                    ------------   ------------
            Total Stockholders' Equity              $    725,106   $    327,848
                                                    ------------   ------------

            Total Liabilities and Stockholders'
             Equity                                 $ 10,148,883   $ 10,562,501
                                                    ------------   ------------
                                                    ------------   ------------


                                         (3)

                                  ZERCOM CORPORATION
                    (A SUBSIDIARY OF COMMUNICATION SYSTEMS, INC.)
                    STATEMENTS OF OPERATIONS AND RETAINED EARNINGS FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


                                          1995             1994
                                      ------------     -------------

SALES                                 $ 19,951,343     $  17,659,093


COST OF GOODS SOLD                     (17,127,802)      (15,955,524)
                                      ------------     -------------

GROSS PROFIT                          $  2,823,541     $   1,703,569

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSE                 (2,206,632)       (2,078,908)

INTEREST INCOME                             58,226            11,253

INTEREST EXPENSE                           (17,477)           (8,949)
                                      ------------     -------------

INCOME (LOSS) BEFORE INCOME TAXES     $    657,658     $    (373,035)

PROVISION FOR (BENEFIT FROM)
 INCOME TAXES                              260,400          (147,700)
                                      ------------     -------------

NET INCOME (LOSS)                     $    397,258     $    (225,335)

Retained Earnings - Beginning              277,848           503,183
                                      ------------     -------------

RETAINED EARNINGS - ENDING            $    675,106     $     277,848
                                      ------------     -------------
                                      ------------     -------------


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


                                         (4)

                                  ZERCOM CORPORATION
                    (A SUBSIDIARY OF COMMUNICATION SYSTEMS, INC.)
                               STATEMENTS OF CASH FLOWS
                    FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                        1995           1994
                                                   -------------  -------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Cash Received from Customers                     $  20,066,623  $  17,106,481
  Cash Paid to Suppliers, Employees and
   Contractors                                       (19,808,101)   (18,743,100)
  Interest Received                                       58,226         11,253
  Interest Paid                                          (17,477)        (8,949)
  Income Taxes Paid                                     (280,400)      (132,300)
                                                   -------------  -------------
            Net Cash Provided (Used) by
             Operating Activities                  $      18,871  $  (1,766,615)
                                                   -------------  -------------


CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisitions of Property and Equipment           $    (480,816) $    (984,834)
  Acquisition of Licensing Rights                              -        (20,000)
                                                   -------------  -------------
            Net Cash Used by
             Investing Activities                  $    (480,816) $  (1,004,834)
                                                   -------------  -------------


CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on Long-Term Debt                       $     (12,500) $      (7,292)
  Net Increase in Due to Parent                          885,658      2,770,001
                                                   -------------  -------------
            Net Cash Provided by
             Financing Activities                  $     873,158  $   2,762,709
                                                   -------------  -------------


NET INCREASE (DECREASE) IN
  CASH AND CASH EQUIVALENTS                        $     411,213  $      (8,740)

Cash and Cash Equivalents - Beginning                     83,706         92,446
                                                   -------------  -------------

CASH AND CASH EQUIVALENTS - ENDING                 $     494,919  $      83,706
                                                   -------------  -------------
                                                   -------------  -------------


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


                                         (5)

                                  ZERCOM CORPORATION
                    (A SUBSIDIARY OF COMMUNICATION SYSTEMS, INC.)
                               STATEMENTS OF CASH FLOWS
                    FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994



                                                        1995          1994
                                                    ------------  -------------

RECONCILIATION OF NET INCOME (LOSS) TO
 CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (Loss)                                 $  397,258    $  (225,335)
  Adjustments to Reconcile Net Income (Loss) to
   Net Cash Provided (Used) by Operating
    Activities:
     Depreciation and Amortization                     431,123        308,943
     Deferred Income Taxes                             (20,000)      (280,000)
     (Increase) Decrease in Receivables                115,280       (552,612)
     (Increase) Decrease in Inventories                806,934     (1,264,143)
     Increase in Prepaid Expenses                       (5,390)        (9,573)
     Increase (Decrease) in Accounts Payable        (1,529,291)       201,947
     Increase (Decrease) in Other Accrued Expenses    (177,043)        54,158
                                                    ------------  -------------
              Net Cash Provided (Used) by
               Operating Activities                $    18,871   $ (1,766,615)
                                                    ------------  -------------
                                                    ------------  -------------

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


                                         (6)

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF BUSINESS

         Zercom Corporation (the "Company") is a subsidiary of Communication Systems, Inc. ("CSI"). The Company is a contract manufacturer of electronic sub-assemblies and components. Zercom Corporation also manufactures a line of proprietary products for sport fishermen, including the Clearwater Classic and Clearwater Pro fish locators.

         BASIS OF PRESENTATION

         The accompanying financial statements include the accounts of the Company as described above. These statements are presented as if the Company had existed as a corporation separate from CSI during the periods presented and include the assets, liabilities, sales and expenses that are directly related to the Company's operations. These financial statements include CSI corporate overhead allocations.

         USE OF ESTIMATES

         The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's estimates consist principally of reserves for doubtful accounts and inventory obsolescence.

         ACCOUNTS RECEIVABLE

         The Company establishes an allowance for doubtful accounts equal to the estimated collection losses to be incurred. The estimated losses are based on actual collection experience and management's opinion of the current status of existing receivables.

         INVENTORIES

         Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Allowances are made for obsolete inventory and for lower of cost or market amounts.

         PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment are stated at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the assets.


                                         (7)

         OTHER ASSETS

         Other assets consist of licensing rights purchased for the right to manufacture and sell certain fish locator products. The licensing rights are being amortized on a straight-line basis of a 5-year period. Amortization expense was $20,000 and $17,000 in 1995 and 1994, respectively.

         DUE TO PARENT COMPANY

         Corporate allocated expenses and all intercompany transfers of cash are recorded in the intercompany account entitled "Due to Parent Company." The corporate expenses allocated to the Company are due to various services that are provided by the corporate office of CSI. The cost of such services not directly attributable to a specific division or subsidiary, primarily insurance and corporate overhead, are allocated to the separate divisions and subsidiaries on the basis described below.

         The corporate allocation is comprised of the following expenses and is allocated based on a beginning of year budget using the following methods:

                     Expense                                Allocation Method
              ----------------------------   ----------------------------------

              Corporate Overhead                     Revenue/Total Revenue
              Legal and Audit                        Revenue/Total Revenue
              Group Health Insurance                 Actual Charges
              Life Insurance                         Actual Charges
              401(k) Plan                            Actual Charges
              ESOP Plan                              Actual Charges

         INCOME TAXES

         Current income tax expense is recorded at the Company level as if the Company were a separate taxable entity using the overall effective rate of Communication Systems, Inc.

         The Company has adopted FASB Statement No. 109, ACCOUNTING FOR INCOME TAXES, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.


                                         (8)

NOTE 2   INVENTORIES

         The components of inventories are as follows:

                                                     1995            1994
                                                  ------------    ------------
         Finished Goods                          $  1,343,468    $    910,857
         Raw and Processed Materials                4,185,961       4,975,506
                                                 ------------    ------------
                                                 $  5,529,429    $  5,886,363
         Less:  Inventory Allowances                1,475,000       1,025,000
                                                 ------------    ------------

                Total                            $  4,054,429    $  4,861,363
                                                 ------------    ------------
                                                 ------------    ------------


NOTE 3   LONG-TERM DEBT

         Long-term debt consists of a note payable to Consolidated Telephone Co. The non-interest bearing note is due in monthly installments of $1,042 through June 2002.

         Maturity requirements are as follows:

                     Years Ending December 31,            Amount
                     -------------------------          ----------

                                1996                    $   12,504
                                1997                        12,504
                                1998                        12,504
                                1999                        12,504
                                2000                        12,504
                             Thereafter                     17,688
                                                        ----------

                                 Total                  $   80,208
                                                        ----------
                                                        ----------


                                         (9)

NOTE 4    FEDERAL AND STATE INCOME TAXES

          The components of income tax expense for the years ended December 31, 1995 and 1994, consisted of the following:

                                                      1995             1994
                                                   -----------     ------------
            Current
                 Federal                           $   226,600     $     96,200
                 State                                  53,800           36,100
                                                   -----------     ------------
                      Total Current                $   280,400     $    132,300
            Deferred
                 Federal                           $   (15,800)    $   (220,600)
                 State                                  (4,200)         (59,400)
                                                   -----------     ------------
                      Total Deferred               $   (20,000)    $   (280,000)
                                                   -----------     ------------

                 Income Tax Provision              $   260,400     $   (147,700)
                                                   -----------     ------------
                                                   -----------     ------------

          The components of net deferred tax assets at December 31, 1995, are as follows:

           Deferred Tax Assets:
             Inventories, Principally Due to Inventory Allowances
              and Additional Costs Inventoried for Tax Purposes      $  778,700
             Accounts Receivable, Principally Due to
              Allowance for Doubtful Accounts                            22,500
             Accrued Expenses                                            15,200
                                                                      ----------
                   Deferred Tax Assets                               $  816,400
                                                                     ----------
           Deferred Tax Liabilities:
             Property and Equipment, Principally Due to
              Differences in Depreciation                            $  116,400
                                                                     ----------
                   Net Deferred Tax Asset                            $  700,000
                                                                     ----------
                                                                     ----------

          The deferred income tax benefit for 1995 and 1994 results from changes in the net deferred tax asset due to:

                                                      1995             1994
                                                   -----------     -----------
           Inventory Allowances                    $  135,800      $  294,400
           Allowance for Doubtful Accounts             (6,900)          2,100
           Accrued Expenses                           (86,700)         16,900
           Property and Equipment                     (22,200)        (33,400)
                                                   -----------     -----------

                   Total                           $   20,000      $  280,000
                                                   -----------     -----------
                                                   -----------     -----------

                                         (10)

         The actual income tax expense for the years ended December 31, 1995 and 1994, differs from the "expected" amount (computed by applying the statutory federal income tax rate of 34% to the earnings before income taxes and cumulative effect of a change in accounting principle) as follows:

                                                 1995           1994
                                               ----------     ----------
         Computed "Expected" Tax Expense         34.0 %         34.0 %
         Increase (Decrease) in Income
           Taxes Resulting from State
           Income Taxes, Net of Federal
           Tax Benefit                            5.6            5.6
                                               ----------     ----------

                   Total                         39.6 %         39.6 %
                                               ----------     ----------
                                               ----------     ----------


NOTE 5   EMPLOYEE BENEFIT PLAN

         CSI has an employee savings plan (401k) and matches a percentage of employee contributions up to eight percent of compensation. Several of the Company's employees are participants in the Plan. It is CSI's policy to recognize Plan costs as they accrue and to allocate those costs to the divisions. Costs associated with the Plan that were allocated to the Company were $42,000 and $28,000 for 1995 and 1994, respectively.


NOTE 6   LEASE COMMITMENTS

         The Company leases equipment and building space under operating leases. Operating lease rental payments approximated $74,000 and $85,000 for the years ended December 31, 1995 and 1994, respectively.

         At December 31, 1995, the Company was obligated under one operating lease to make minimum annual future lease payments as follows:

              Years Ending December 31,            Amount
              -------------------------          ---------

                        1996                     $  51,975
                        1997                        51,975
                        1998                        51,975
                        1999                        51,975
                                                 ---------

                        Total                    $ 207,900
                                                 ---------
                                                 ---------


                                         (11)

NOTE 7   EMPLOYEE STOCK PLANS

         EMPLOYEE STOCK OWNERSHIP PLAN
         During 1985, the Board of Directors adopted a leveraged employee stock ownership plan (ESOP) and authorized CSI to advance the ESOP or guarantee debt of up to $2,000,000 to enable the Plan to purchase CSI's common stock in the open market. Advances to the Plan bear interest at 85% of prime and are repaid over ten years through CSI contributions to the Plan.

         Contributions to the Plan are determined by the Board of Directors and can be made in cash or shares of CSI's stock. Contributions by the Company of $28,000, and $37,000 were made in the years ending December 31, 1995 and 1994, respectively. At December 31, 1995, the ESOP held 342,593 shares of CSI's common stock, all of which has been allocated to the accounts of eligible employees. All eligible employees of CSI participate in the Plan after completing one year of service. Contributions are allocated to each participant based on compensation and vest 30% after three years of service and incrementally thereafter, with full vesting after seven years. All advances by CSI to the ESOP were repaid at December 31, 1995.

         EMPLOYEE STOCK PURCHASE PLAN
         CSI maintains an Employee Stock Purchase Plan for which 200,000 common shares have been reserved. Several of the Company's employees participate in the Plan. Under the terms of the Plan, participating employees may acquire shares of common stock through payroll deductions of not more that 10% of compensation. The price at which shares can be purchased is 85% of the lower of fair market value for such shares on one of two specified dates in each Plan year. A participant is limited to the acquisition in any Plan year to the number of shares which their payroll deductions for the year would purchase based on the market price on the first day of the year or $25,000, whichever is less. Shares issued to employees under the Plan were 23,567 and 15,408 for the Plan years ended August 31, 1995 and 1994, respectively. At December 31, 1995, employees had subscribed to purchase an additional 15,600 shares in the current Plan cycle ending August 31, 1996.


NOTE 8   RELATED PARTY

         The Company is allocated a portion of CSI's expenses, which are charged to cost of goods sold and selling, general and administrative expenses based on various methods (see Note 1). During 1995 and 1994, these allocated expenses were $79,812 and $50,295, respectively.

         In 1991, the Company borrowed $100,000 under a financing arrangement between CSI and First Bank. CSI charged the Company for monthly principal and interest payments equal to those required by First Bank. The amounts outstanding were $-0- and $177,500 at December 31, 1995 and 1994, respectively.


                                         (12)

         Sales to affiliated companies totaled $428,842 and $343,081 for the years ended December 31, 1995 and 1994, respectively.


NOTE 9   SALES TO MAJOR CUSTOMERS AND CONCENTRATIONS OF CREDIT RISK

         Two customers accounted for approximately 38.5% and 14.3% of sales, respectively, for the year ended December 31, 1995. One customer accounts for approximately 36.8% of accounts receivable at December 31, 1995.

         One customer accounted for approximately 51.2% of sales, and 32.6% of accounts receivable for the year ended December 31, 1994.

         A major customer during 1994 and 1995 reduced their orders with the Company during 1996 by approximately $5,000,000.


NOTE 10  COMMITMENTS AND CONTINGENCIES

         WATERSTRIKE AGREEMENT
         During January, 1995 the Company entered into an agreement with Waterstrike Incorporated (Waterstrike) to purchase certain assets and license intellectual property rights related to manufacturing the Polaris MFD product line. As part of the agreement, the Company is obligated to pay Waterstrike $2.50 per unit for the first 80,000 Polaris MFD units shipped for a successive four year period beginning January 1, 1996. Aggregate payments made under the agreement for the four year period are not to exceed $200,000. In addition, the Company has an obligation to pay Waterstrike 65% of the gross profit realized on the sale of all Polaris MFD products covered under the agreement for as long as Zercom continues to sell the products.

         MARCUM AGREEMENT
         During June, 1993 the Company entered into an agreement with Marcum Enterprises, Inc. (Marcum) to purchase for $100,000 the exclusive right to manufacture, promote and sell the single color and multi-color electronic sonar units previously developed by Marcum. The units are marketed under the "Zercom Marine" product line. As part of the agreement, The Company is also obligated to pay Marcum license fees of $10 for each of the first 5,000 single color and the first 5,000 multi-color sonar units sold, $7.50 for each of the second 5,000 single color and second 5,000 multi-color sonar units sold and $5.00 for each of the units sold in excess of 10,000 annually for the first two years of the agreement. During the third year of the agreement and each year thereafter, the licensing fee is equal to $7.00 for each unit sold regardless of the number of such units. The agreement shall remain in effect so long as Zercom continues to market and sell sonar units licensed under the agreement and may be terminated by Zercom at any time with 90 day written notice.


                                         (13)

NOTE 10  COMMITMENTS AND CONTINGENCIES

         In November, 1995, Zercom entered into an agreement with Emerging Recreational Technologies, Inc. (ERT) to transfer to ERT the responsibility for the marketing and sale of "Zercom Marine" product line on an exclusive basis. Pursuant to the agreement ERT purchased certain "Zercom Marine" inventory and accounts receivable from previous "Zercom Marine" sales totaling $671,286 to be paid in installments maturing on November 22, 1996. A balance of $512,797 remains due from ERT as of December 31, 1995. In addition, ERT assumed the obligation to Marcum for licensing fees discussed in the preceding paragraph. However, should ERT fail to pay such fees, Zercom is liable for the payment. The agreement also provides for the sale of inventory to ERT at agreed upon prices through July 1, 1996. After that date, products shall be sold to ERT at prices reasonably established based upon changes in labor and material costs and other factors related to producing the sonar units.

         The agreement also provides ERT the option, for a 30 day period beginning June 30, 1997, to purchase all of the manufacturing assets related to the manufacture of the sonar units at an amount equal to 10% of the aggregate sales of the sonar units during the twelve months
         ended June 30, 1997.   The purchase price however, is not to be less
         than $300,000 nor to exceed $500,000. The agreement expires on August 1, 1997. However the agreement may be renewed automatically for four successive one-year periods thereafter unless either party gives notice not to renew 30 days prior to the renewal date.


NOTE 11  SUBSEQUENT EVENTS

         On November 4, 1996, CSI sold the Property and Equipment and Inventories of the Company to Nortech Systems, Inc. The purchase price of approximately $6,300,000 was paid with $1,500,000 cash and the remainder on a note payable to CSI. The note requires that a minimum of $200,000 principal be paid semi-annually beginning May 1, 1997, for a period of 5 years at which time all remaining principal and accrued interest is required to be paid in full. Each semi-annual installment payment is to be applied first to accrued interest before reducing principal. Interest accrues on the note at the prime or reference rate as established by First Bank Minneapolis.


NOTE 12  RECENTLY ISSUED ACCOUNTING STANDARDS

         The Financial Accounting Standards Board (the FASB) Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, will become effective for the Company in 1996. Currently, Statement No. 121 would have no impact on the Company's financial position or results of operations.


                                         (14)

                            INDEPENDENT AUDITORS' CONSENT


We consent to the use of our report dated December 17, 1996 on the financial statements of Zercom Corporation (a division of Communications Systems, Inc. and Subsidiaries) appearing in this Form 8-K/A of Nortech Systems, Inc.



                                              LARSON, ALLEN, WEISHAIR & CO., LLP

St. Cloud, Minnesota
February 6, 1997

                            NORTECH  SYSTEMS  INCORPORATED
                        UNAUDITED PRO FORMA CONDENSED COMBINED
                                FINANCIAL  STATEMENTS

    The Unaudited Pro Forma Consolidated Balance Sheet is derived from the unaudited balance sheets of Nortech Systems Incorporated and Zercom as of September 30, 1996, included elsewhere herein, and assumes that the transaction was consummated on September 30, 1996. The Unaudited Pro Forma Condensed Statement of Income for the nine-month period ended September 30, 1996, is derived from the unaudited combined Statements of Income of Nortech Systems Incorporated and Zercom, included elsewhere herein, and assumes that the transactions were consummated on January 1, 1996. The Unaudited Pro Forma Condensed Statement of Income for the year ended December 31, 1995, is derived from the audited consolidated Statements of Income of Nortech Systems Incorporated and Zercom, included elsewhere herein, and assumes that the transactions were consummated on January 1, 1995.

    The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what Nortech Systems Incorporated's results of operations or financial condition would actually have been if the transactions had occurred on the dates indicated, and do not project Nortech Systems Incorporated's results or financial condition for or to any future period or date. The Unaudited Pro Forma Consolidated Financial Statements are presented for comparative purposes only. The pro forma adjustments, as discussed in "Notes" to the Pro Forma, are based on available information and certain assumptions that management believes are reasonable.

    The acquisition will be accounted for using the purchase method of accounting. The purchase price of the acquisition will be allocated to the tangible assets and liabilities of Zercom, based upon management's preliminary estimates of their fair value with the remainder allocated to goodwill. The allocation of purchase price for the acquisition is subject to revision when additional information concerning asset and liability valuations are obtained. In the opinion of Nortech Systems Incorporated management, and assuming a stable interest rate environment, the asset and liability valuations for the acquisition will not be materially different from the Unaudited Pro Forma Consolidated Financial Statements presented.

                             NORTECH SYSTEMS INCORPORATED
                        PRO FORMA BALANCE SHEETS  (UNAUDITED)

                      NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996



                                                                      ZERCOM        PRO FORMA           OPENING         PRO FORMA
ASSETS                                             NORTECH           ADJUSTED      ADJUSTMENT A         BALANCE         CONDENSED
Current Assets
Cash and cash equivalents                       $    589,937      $    842,512      $   (842,512)    $          0     $    589,937
Accounts receivable, net                           2,816,629         1,918,354        (1,918,354)               0        2,816,629
  Total inventories                             $  4,977,086      $  3,825,741      $ (1,433,556)    $  2,392,185     $  7,369,271
  Prepaid expenses and other                         532,478           (23,515)           23,515                0          532,478
  Total current assets                          $  8,916,130      $  6,563,092      $ (4,170,907)    $  2,392,185     $ 11,308,315
PLANT, Property, and Equipment (at Cost)
  Land and Building/leaseholds                  $  2,129,647      $  1,362,404     $      25,505     $  1,387,909     $  3,517,556
  Manufacturing Equipment                          2,908,700         2,547,556            (4,593)       2,542,963        5,451,663
    Office and other equipment                     1,677,886                                                    0        1,677,886
  Total Fixed Assets                               6,716,233         3,909,960            20,912        3,930,872       10,647,105
Less Accumulated Depreciation
  and Amortization                                (2,663,651)       (1,574,658)        1,574,658                0       (2,663,651)
  Total Fixed Assets less Depreciation          $  4,052,582      $  2,335,302     $   1,595,570     $  3,930,872     $  7,983,454
Other Assets                                       2,013,910           744,000          (701,667)          42,333        2,056,243

        TOTAL ASSETS                            $ 14,982,622      $  9,642,394      $ (3,277,004)    $  6,365,390     $ 21,348,012

LIABILITIES & SHAREHOLDERS' EQUITY
Current Lialilities:
  Current maturities of long-term debt          $    200,984      $     12,504     $     387,496     $    400,000     $    600,984
  Accounts payable                                 1,286,653           547,983          (547,983)               0        1,286,653
  Accrued payrolls and commissions                   615,201           276,944          (229,348)          47,596          662,797
  Other                                              387,711         7,989,992        (7,989,992)               0          387,711
  Total Current Liabilities                     $  2,490,549      $  8,827,423      $ (8,379,827)    $    447,596     $  2,938,145
Long-Term Debt
    Notes Payable (net of current               $  4,813,556      $     58,333     $   5,859,461     $  5,917,794     $ 10,731,350
    maturities shown above)
  Total Long Term Debt                             4,813,556            58,333         5,859,461        5,917,794       10,731,350

  Total Liabilities                             $  7,304,105      $  8,885,756      $ (2,520,366)    $  6,365,390     $ 13,669,495

  Redeemable Stock                              $  1,500,000      $                $                 $                $  1,500,000
Shareholders' Equity:
  Preferred Stock                               $    250,000      $                $                 $                $    250,000
  Common Stock                                        22,009            10,000           (10,000)               0           22,009
  Additional Paid-in Capital                      11,242,672            40,000           (40,000)               0       11,242,672
  Accumulated Deficit                             (5,336,164)          675,106          (675,106)               0       (5,336,164)
        Total Shareholders' Equity              $  6,178,517       $   725,106      $   (725,106)    $          0     $  6,178,517
  Current Year Earnings                                                 31,532           (31,532)

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                          $ 14,982,622       $ 9,642,394      $ (3,277,004)    $  6,365,390     $ 21,348,012


                             NORTECH SYSTEMS INCORPORATED

                     PRO FORMA STATEMENTS OF INCOME  (UNAUDITED)

                      NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996



                                                                       ZERCOM           PRO FORMA            PRO FORMA
                                                  NORTECH             ADJUSTED          ADJUSTMENT           CONDENSED
                                               --------------      --------------      -------------       --------------
Sales                                         $  18,341,346       $  11,950,789       $                    $ 30,292,135
Cost of Sales                                    15,024,544          10,398,264                              25,422,808
                                               --------------      --------------      -------------        -------------
Gross Profit                                  $   3,316,802       $   1,552,525       $         0          $  4,869,327

Selling, General and Admin.                       1,895,551           1,569,100            (360,000)         13,104,651
Engineering/Reseach & Development                   280,771                                                     280,771
Misc. (Income) Expense, net                          (7,283)            (23,367)           23,367 3              (7,283)
Interest (Income) Expense, net                      251,649             (24,740)          369,000 2             595,909
                                               --------------      --------------      -------------        -------------
    Operating Expenses                            2,420,688           1,520,993            32,367             3,974,048
                                               --------------      --------------      -------------        -------------
Net Income (Loss) Before Tax Provision        $     896,114       $      31,532         $   (32,367)       $    895,279
                                               --------------      --------------      -------------        -------------
    Income Tax (Benefit)/Expense                    215,710              11,982             (15,127)            212,565
                                               --------------      --------------      -------------        -------------
                                               --------------      --------------      -------------        -------------
NET INCOME/(LOSS)                             $     680,404       $      19,550         $   (17,240)       $    682,714
Retained Earnings - Beginning
Retained Earnings - Ending                                               19,550
Net Income per Share of Common Stock           $        0.29       $                                        $       0.29
                                               --------------      --------------      -------------        -------------
                                               --------------      --------------      -------------        -------------
Weighted Average Number
  of Shares Outstanding                           2,362,263                                                   2,362,263



                             NORTECH SYSTEMS INCORPORATED
                    PRO FORMA BALANCE SHEET (UNAUDITED) WORK SHEET
                      NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996




                                                                                                                       ZERCOM
ASSETS                                  ZERCOM            ADJUSTMENT         ADJUSTED            ADJUSTMENT           ADJUSTED
Current Assets
Cash and cash equivalents            $    842,512        $                 $    842,512         $                  $    842,512
Accounts receivable, net                1,975,075            (56,721)         1,918,354                               1,918,354
  Total inventories                  $  3,965,741        $  (640,000)      $  3,325,741         $   500,000        $  3,825,741
  Prepaid expenses and other              (23,515)                              (23,515)                                (23,515)
  Total current assets               $  6,759,813        $  (696,721)      $  6,063,092         $   500,000        $  6,563,092
PLANT, Property, and Equipment
  (at Cost)
  Land and Building/leaseholds       $  1,362,404        $                 $  1,362,404         $                  $  1,362,404
  Manufacturing Equipment               2,547,556             37,529          2,585,085             (37,529)          2,547,556
    Office and other equipment
  Total Fixed Assets                    3,909,960             37,529          3,947,489             (37,529)          3,909,960
Less Accumulated Depreciation
  and Amortization                     (1,574,658)                           (1,574,658)                             (1,574,658)
  Total Fixed Assets less
    Depreciation                     $  2,335,302        $    37,529       $  2,372,831         $   (37,529)       $  2,335,302

Other Assets                               44,000            700,000            744,000                                 744,000

        TOTAL ASSETS                 $  9,139,115        $    40,808       $  9,179,923         $   462,471        $  9,642,394
                                     -------------       ------------      -------------        ------------       -------------
                                     -------------       ------------      -------------        ------------       -------------

LIABILITIES & SHAREHOLDERS' EQUITY
Current Lialilities:
  Current maturities of long-term
    debt                             $     12,500        $         4       $     12,504         $                  $     12,504
  Accounts payable                        662,826            (77,314)           585,512             (37,529)            547,983
  Accrued payrolls and commissions        225,596             81,245            306,841             (29,897)            276,944
  Other                                 7,560,054            429,938          7,989,992                               7,989,992
  Total Current Liabilities          $  8,460,976        $   433,873       $  8,894,849         $   (67,426)       $  8,827,423
Long-Term Debt
    Notes Payable (net of current    $     58,333        $                 $     58,333         $                  $     58,333
    maturities shown above)
  Total Long Term Debt                     58,333                  0             58,333                   0              58,333
  Total Liabilities                  $  8,519,309        $   433,873       $  8,953,182         $   (67,426)       $  8,885,756
  Redeemable Stock                   $                   $                 $                    $                  $
Shareholders' Equity:
  Preferred Stock                    $                   $                 $                    $                  $
  Common Stock                             10,000                                10,000                                  10,000
  Additional Paid-in Capital               40,000                                40,000                                  40,000
  Accumulated Deficit                   1,068,171           (393,065)           675,106                                 675,106
        Total Shareholders' Equity   $  1,118,171        $  (393,065)      $    725,106         $         0        $    725,106
  Current Year Earnings                  (498,365)                             (498,365)            529,897              31,532

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY               $  9,139,115        $    40,808       $  9,179,923         $   462,471        $  9,642,394
                                     -------------       ------------      -------------        ------------       -------------
                                     -------------       ------------      -------------        ------------       -------------

                             NORTECH SYSTEMS INCORPORATED
                PRO FORMA STATEMENTS OF INCOME (UNAUDITED) WORK SHEET
                      NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996


                                                          ADJUSTMENT                               ADJUSTMENT
                                                                                                 Per 1995 Audit       ZERCOM
                                       ZERCOM           Per 1995 Audit        ADJUSTED          Reversed in 1996     ADJUSTED
                                     --------------
Sales                               $  11,950,789        $                $  11,950,789           $               $  11,950,789

Cost of Sales                          10,928,161           (529,897)        10,398,264                              10,398,264
                                     --------------
Gross Profit                        $   1,022,628        $   529,897      $   1,552,525           $       0       $   1,552,525

Selling, General and Admin.             1,569,100                             1,569,100                               1,569,100
Engineering/Reseach & Development
Misc. (Income) Expense, net               (23,367)                              (23,367)                                (23,367)
Interest (Income) Expense, net            (24,740)                              (24,740)                                (24,740)
                                     --------------
  Operating Expenses                    1,520,993                  0         1,520,9930                               1,520,993
                                     --------------
Net Income (Loss) Before Tax
  Provision                         $    (498,365)       $   529,897      $      31,532           $       0       $      31,532
                                     --------------
  Income Tax (Benefit)/Expense
                                     --------------
                                     --------------
Net Income/(Loss)                   $    (498,365)       $   529,897      $      31,532           $       0       $      31,532
Retained Earnings - Beginning
                                     --------------
Retained Earnings - Ending          $    (498,365)       $   529,897      $      31,532                           $      31,532
                                     --------------
                                     --------------
Net Income per Share of Common
  Stock                             $                    $                $                       $               $
Weighted Average Number
  of Shares Outstanding



                             NORTECH SYSTEMS INCORPORATED
                            PRO FORMA STATEMENTS OF INCOME
                             YEAR ENDED DECEMBER 31, 1995



                                            AUDITED              AUDITED            PRO FORMA           PRO FORMA
                                            NORTECH              ZERCOM             ADJUSTMENT          CONDENSED
                                          --------------      --------------         -----------      --------------
Sales                                    $  18,305,928       $  19,951,343          $                $  38,257,271

Cost of Sales                               14,541,088          17,127,802                              31,668,890
                                          --------------      --------------         -----------      --------------
Gross Profit                             $   3,764,840       $   2,823,541          $        0       $   6,588,381
Selling, General and Admin.                  2,280,105           2,206,632            (480,000)(1)      14,006,737
Engineering/Reseach & Development              124,919                   0             124,919
Misc. (Income) Expense, net                   (212,670)           (212,670)
Interest Expense                               240,562              17,477             492,000 (2)        2750,039
                                          --------------      --------------         -----------      --------------
  Operating Expenses                         2,432,916           2,224,109              12,000           4,669,025
Net Income (Loss) Before Tax Provision   $   1,331,924       $     657,658          $  (12,000)      $   1,977,582
                                          --------------      --------------         -----------      --------------
  Income Tax (Benefit)/Expense                                     251,200              (4,560)            246,640
                                          --------------      --------------         -----------      --------------
                                          --------------      --------------         -----------      --------------
Net Income/(Loss)                        $   1,331,924       $     406,458          $   (7,440)      $   1,730,942
                                          --------------      --------------         -----------      --------------
                                          --------------      --------------         -----------      --------------
Retained Earnings - Beginning
Retained Earnings - Ending
Net Income per Share of Common Stock     $        0.55                                               $        0.72
                                          --------------                                              --------------
                                          --------------                                              --------------
Weighted Average Number
  of Shares Outstanding                      2,407,804                                                   2,407,804


                                        NOTES

                                   TO THE PRO FORMA

A        TO RECORD THE ACQUISITION OF ASSETS AND THE ALLOCATION
              OF PURCHASE PRICE, ALSO ELIMINATING NON-PURCHASED
              ASSETS INTERCOMPANY DEBT AND OTHER LIABILITIES

1        ELIMINATE DUPLICATE MANAGEMENT AND OPERATING EXPENSES

2        RECORD ADDITIONAL INTEREST EXPENSE FOR INCREASED DEBT

3        ELIMINATE INTEREST INCOME DUE TO REDUCED CASH LEVELS

NOTE:    NO ADDITIONAL DEPRECIATION EXPENSE WAS RECORDED, FIXED
         ASSET LEVEL REMAINS THE SAME ONLY THE LIFE OF THE ASSETS
         WAS EXTENDED.